UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2018

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2018, CNMK Texas Properties, LLC (“CNMK”), a wholly-owned indirect subsidiary of Cinemark Holdings, Inc. (the “Company” or “our”), acquired a fifty percent (50%) interest in FE Concepts, LLC, an entertainment joint venture (the “Joint Venture”), with AWSR Investments, LLC (“AWSR”), an affiliate of Copper Beech Capital LLC, which is owned by Lee Roy Mitchell, the Executive Chairman of our board of directors (the “Board”), and his wife, Tandy Mitchell. CNMK and AWSR formed the Joint Venture to develop entertainment facilities incorporating restaurants, bars, games, rides, bowling and motion picture theater auditoriums at a single facility. Each of CNMK and AWSR contributed $20 million for a 50% interest in the Joint Venture. CNMK has an option to purchase the interest of AWSR in the Joint Venture upon the occurrence of certain events, and at a purchase price, as specified in the Limited Liability Company Agreement of the Joint Venture (the “LLC Agreement”).

The Joint Venture will be managed by Cinema Operations, L.L.C. (“Cinema Operations”), an affiliate of AWSR, pursuant to the obligations and limitations under the Management Services Agreement (the “Management Agreement”) between Cinema Operations and the Joint Venture. Cinema Operations will not receive a management fee for the general management of the Joint Venture and will bear all of its overhead costs, other than out-of-pocket expenses, relating to services performed for the Joint Venture. Overhead costs include the compensation of Cinema Operations corporate employees who render services to a facility owned or operated by the Joint Venture. However, Cinema Operations will be reimbursed on an agreed hourly rate basis for services that may be provided to the Joint Venture by its employees in addition to their regular responsibilities and that are incurred other than at the facility level.

The Joint Venture has also entered into a Theater Services Agreement (the “Theater Services Agreement”) with CNMK pursuant to which CNMK will provide various services to the Joint Venture. The services include executing film license agreements on behalf of the Joint Venture, installing and maintaining the theatre projection equipment, providing certain marketing assistance with the studios and advising on the construction of the auditoriums at any facility. CNMK will be the exclusive provider of theater services to a facility owned or operated by the Joint Venture and will not be restricted from pursuing opportunities to develop new movie theaters and acquire existing movie theaters outside of a three (3) mile radius from a facility owned or operated by the Joint Venture. The Theater Services Agreement provides for the payment of consulting fees to CNMK for specified services provided by CNMK.

All of the transactions between CNMK and AWSR relating to the formation and operation of the Joint Venture as well as the agreements between the Joint Venture and Cinema Operations and CNMK relating to the services provided by each such party were reviewed and approved by the Audit Committee and all disinterested members of our Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name: Michael D. Cavalier
Title: Executive Vice President-General Counsel and Secretary

Date: April 26, 2018